UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 25, 2017, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) filed with the Secretary of State of Delaware an amended and restated certificate of incorporation (the “Restated Certificate”), incorporating the amendments to the Company’s certificate of incorporation, as amended, approved by the stockholders at the Company’s annual meeting of the stockholders held on May 25, 2017 (the “Annual Meeting”), including (1) eliminating the ability of stockholders to act by written consent and (2) eliminating the ability of stockholders to call special meetings. The Company’s stockholders approved the Restated Certificate at the Annual Meeting, as more specifically described under Item 5.07 below. The Restated Certificate was previously approved by the Board of Directors of the Company (the “Board”), subject to stockholder approval. The foregoing summary of the Restated Certificate does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Effective May 25, 2017, the Board adopted an amended and restated bylaws (the “Restated Bylaws”) (1) eliminating the ability of stockholders to act by written consent and (2) eliminating the ability of stockholders to call special meetings. The Board previously approved the Restated Bylaws subject to stockholder approval of the Restated Certificate. The foregoing summary of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2017, the Company held the Annual Meeting. The matters voted on at the Annual Meeting were: (1) the election of directors, (2) the adoption of an amendment to the Company’s certificate of incorporation, as amended, to eliminate the ability of stockholders to act by written consent, (3) the adoption of an amendment to the Company’s certificate of incorporation, as amended, to eliminate the ability of stockholders to call special meetings, (4) the adoption of an amended and restated certificate of incorporation, which will incorporate the amendments proposed pursuant to the second and third proposals, if both of those proposals are approved, and (5) the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017. The final voting results were as follows:

1. The election of each of Dr. Yuval Cohen, Alan Holmer, David P. Hochman, Dr. Renu Gupta and Avery W. Catlin as directors to hold office for a term of one year, until his or her successor is duly elected and qualified or he or she is otherwise unable to complete his or her term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Dr. Yuval Cohen	31,113,233	271,256	10,798,931
Alan Holmer	31,067,383	317,106	10,798,931
David P. Hochman	31,009,701	374,788	10,798,931
Dr. Renu Gupta	31,078,965	305,524	10,798,931
Avery W. Catlin	31,073,990	310,499	10,798,931

2. The proposal to adopt an amendment to the Company’s certificate of incorporation, as amended, to eliminate the ability of stockholders to act by written consent was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,345,422	1,834,946	204,121	10,798,931

3. The proposal to adopt an amendment to the Company’s certificate of incorporation, as amended, to eliminate the ability of stockholders to call special meetings was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,034,385	2,148,974	201,130	10,798,931

4. The proposal to adopt an amended and restated certificate of incorporation, which will incorporate the amendments proposed pursuant to the second and third proposals, if both of those proposals are approved, was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,233,658	1,768,628	382,203	10,798,931

5. The proposal to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,796,976	215,025	171,419	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Corbus Pharmaceuticals Holdings, Inc., dated May 25, 2017

3.2	Amended and Restated Bylaws of Corbus Pharmaceuticals Holdings, Inc., adopted May 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: May 26, 2017	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Corbus Pharmaceuticals Holdings, Inc., dated May 25, 2017

3.2	Amended and Restated Bylaws of Corbus Pharmaceuticals Holdings, Inc., adopted May 25, 2017